UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2005
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On October 18, 2005, Dana Corporation’s Board of Directors approved a number of operational and strategic initiatives to enhance the company’s financial performance, including the closing of facilities in Bristol and Buena Vista, Virginia and the movement of production lines from a facility in Lima, Ohio to operations in Mexico. Dana expects to complete these actions by June 30, 2007.
     Dana expects to incur an aggregate net charge of approximately $30 million before tax in connection with these actions. This amount includes a net charge of $9 million during the fourth quarter of 2005, consisting of $6 million for cash payments for employee separation and contract termination costs, $7 million in non-cash charges for impairment of the facilities and production assets, and a non-cash credit of $4 million associated with the curtailment of certain benefit plans. The company also expects to recognize charges of $11 million in 2006 and $10 million in 2007, primarily for payments for employee separation and equipment transfer costs. The timing of the $27 million of cash outlays associated with these charges is generally expected to coincide with the recognition of the expenses. Additional cash investment of $7 million is anticipated over the next twelve months for the expansion of facilities in Mexico.
     Dana issued a press release on October 20, 2005, announcing these actions, among other things. The text of that press release is set out in Exhibit 99.1 to this Current Report.
Item 2.06. Material Impairments.
     On October 18, 2005, Dana’s Board of Directors also approved the divestiture of Dana’s engine hard parts, fluid products, and pump products businesses. Dana expects to incur non-cash charges of approximately $315 million before tax in 2005 to reduce the carrying value of the net assets of these businesses to realizable value. The company is currently unable to estimate the additional expenses that might be required to complete these transactions. Plans for these divestitures were also announced in Dana’s October 20, 2005 press release, the text of which is set out in Exhibit 99.1.
Item 8.01. Other Events.
     On October 18, 2005, Dana issued a press release announcing, among other things, its fourth-quarter 2005 dividend and the estimated impact of the pending restatements of its financial statements on the company’s net income for all periods to be restated. The text of that press release is set out in Exhibit 99.2 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
99.1	Text of Dana Corporation news release dated October 20, 2005

99.2	Text of Dana Corporation news release dated October 18, 2005

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation
(Registrant)

Date: October 24, 2005	By:	/s/ Michael L. DeBacker

Michael L. DeBacker
Vice President, General Counsel and Secretary

Exhibit Index
99.1	Text of Dana Corporation news release dated October 20, 2005

99.2	Text of Dana Corporation news release dated October 18, 2005

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